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                                                                 Exhibit 10.1(d)



ISSUER:           EquiCredit Funding                    POLICY NUMBER:  AB0115BE
                  Trust 1997-B


INSURED OBLIGATIONS:  $
in aggregate principal amount of
EquiCredit Funding Asset Backed
Certificates, Series 1997-B, Class A-1,
Class A-2, Class A-3, Class A-4,
Class A-5, Class A-6, Class A-7 and
Class A-8 Certificates (the "Certificates")

TRUSTEE:  U.S. Bank National Association

Ambac Assurance Corporation ("Ambac"), a Wisconsin stock insurance company, in consideration of its receipt of the Deposit Premium and subject to the terms of this Surety Bond, hereby unconditionally and irrevocably agrees to pay each Insured Payment to the Trustee named above or its successor, as trustee for the Certificates, to the extent set forth in the Pooling and Servicing Agreement.

Ambac will make an Insured Payment out of its own funds by 12:00 noon (New York City Time) in immediately available funds to the Trustee on the later of (i) the Business Day next following the day on which Ambac shall have received Notice that an Insured Payment is due and (ii) the Payment Date on which the Insured Payment is distributable to Certificateholders pursuant to the Pooling and Servicing Agreement, for disbursement to such Certificateholders in the same manner as other payments with respect to the Certificates are required to be made. Any Notice received by Ambac after 12:00 noon New York City time on a given Business Day or on any day that is not a Business Day shall be deemed to have been received by Ambac on the next succeeding Business Day.

Upon such payment, Ambac shall be fully subrogated to the rights of the Certificateholders to receive the amount so paid. Ambac's obligations hereunder with respect to each Payment Date shall be discharged to the extent funds consisting of the Insured Payment are received by the Trustee on behalf of the Certificateholders for distribution to such holders, as provided in the Pooling and Servicing Agreement and herein, whether or not such funds are properly applied by the Trustee.

This Surety Bond is non-cancelable for any reason, including nonpayment of any premium. The premium on this Surety Bond is not refundable for any reason, including the payment of the Certificates prior to their respective maturities. This Surety Bond shall expire and terminate without any action on the part of Ambac or any other Person on the date that is one year and one day following the date on which the Certificates shall have been paid in full.
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AMBAC ASSURANCE CORPORATION
ONE STATE STREET PLAZA
NEW YORK, NEW YORK 10004
(212) 668-0340

SURETY BOND



The "Deposit Premium" shall be due and payable on the date hereof, as provided in a letter agreement of even date herewith among Ambac and the Depositors, and a monthly premium shall be due and payable as provided in the Pooling and Servicing Agreement.

This Surety Bond is subject to and shall be governed by the laws of the State of Illinois. The insurance provided by this Surety Bond is not covered by the New York Property/Casualty Insurance Security Fund (New York Insurance Code, Article
76).

Capitalized terms used and not defined herein shall have respective meanings set forth in the Pooling and Servicing Agreement. "Notice" means written notice in the form of Exhibit Q to the Pooling and Servicing Agreement by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Trustee to Ambac specifying the information set forth therein. "Certificateholder" means, as to a particular Certificate, the person, other than the Trust, the Servicer, any Subservicer or the Representative or any Depositor who, on the applicable Payment Date is entitled under the terms of such Certificate to payment thereof. "Pooling and Servicing Agreement" means the Pooling and Servicing Agreement by and among EquiCredit Corporation of America, as Representative and Servicer, the Depositors listed therein and U.S. Bank National Association, as Trustee, dated as of September 1, 1997.

In the event that payments under any Certificate is accelerated, nothing herein contained shall obligate Ambac to make any payment of principal or interest on such Certificates on an accelerated basis, unless such acceleration of payment by Ambac is at the sole option of Ambac.

IN WITNESS WHEREOF, Ambac has caused this Surety Bond to be affixed with its corporate seal and to be signed by its duly authorized officer in facsimile to become effective and binding upon Ambac by virtue of the countersignature of its duly authorized representative.


President                                              Authorized Representative



Effective Date:  September 29, 1997